Exhibit 10.2

Loan Agreement Amendment

Party A (hereinafter referred to as the “Lender”): Tianshi International Investment Group Co., Ltd.

Party B (hereinafter referred to as the “Borrower”): Tianjin Tiens Life Resources Co., Ltd.

The Lender and the Borrower have previously entered into a Loan Agreement dated January 21, 2008 and wish to extend the due date of the loan from June 30, 2008 to December 31, 2008.

The Lender agrees to give a loan to the Borrower on the following terms:

1.	The amount of the loan: Six Million Five Hundred Thousand Dollars ($6,500,000);
2.	The term of the loan agreement: from January 21, 2008 to December 31, 2008;
3.	The type of the loan: short-term loan;
4.	The loan shall be without interest;
5.	The Borrower guarantees to repay the principal of the loan by December 31, 2008, and the terms of the loan agreement shall not be breached.
6.	With approval from the Lender the Borrower can pay off the loan before December 31, 2008.

The Lender:	The Borrower:
Tianshi International Investment Group Co., Ltd.	Tianjin Tiens Life Resources Co., Ltd.Co., Ltd

By	Jinyujan Li	By	/s/ Yiqun Wu
Title: President	Title: Legal Representative
June 30, 2008	June 30, 2008